                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                   FORM 8-K/A
                                (Amendment No. 1)

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 25, 1998 (September 11, 1998)


                               METATEC CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Florida                        0-9220                59-1698890
-------------------------------         -----------          -------------------
(State or other jurisdiction of         (Commission          (IRS Employer
incorporation)                          File Number)         Identification No.)

7000 Metatec Boulevard, Dublin, Ohio                                43017
----------------------------------------                         ----------
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code: (614) 761-2000


                                    No Change
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

                               METATEC CORPORATION

                       Form 8-K/A dated November 25, 1998
                         (Amendment No. 1), amending the
               Current Report on Form 8-K dated September 11, 1998


         Metatec Corporation, a Florida corporation (the "Company"), hereby amends its Current Report on Form 8-K dated September 11, 1998, to include the financial statements and pro forma financial information set forth below which was omitted from the original filing pursuant to Items 7(a)(4) and 7(b)(2) of Form 8-K.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of Business Acquired.


                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
  and Stockholders of
  Imation Corp.

In our opinion, the accompanying balance sheets and the related statements of operations and of cash flows present fairly, in all material respects, the financial position of the CD-ROM Services Business of Imation Corp. ("the Business") (as described in Note 1 to the financial statements) as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Business' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As described in Note 1 to the financial statements, on July 29, 1998, Imation Corp. and Metatec Corporation entered into an agreement for the sale of the Business to Metatec Corporation.

PRICEWATERHOUSECOOPERS LLP
August 31, 1998

CD-ROM SERVICES BUSINESS OF IMATION CORP.
BALANCE SHEETS
(IN THOUSANDS)
-------------------------------------------------------------------------------


                                                                                                   AS OF
                                                                             AS OF             DECEMBER 31,
                                                                            JUNE 30,         ------------------
                                                                             1998           1997         1996
                                                                          (UNAUDITED)
       ASSETS

Current assets:
   Accounts receivable, net                                               $    12,713   $    10,588  $    10,895
   Inventories                                                                  2,162         1,909        2,477
   Other current assets                                                         1,018           572          686
                                                                          -----------   -----------  -----------
       Total current assets                                                    15,893        13,069       14,058

Property, plant and equipment, net                                             21,993        26,918       32,800

Deferred taxes                                                                    401           161
                                                                          -----------   -----------  -----------
       Total assets                                                       $    38,287   $    40,148  $    46,858
                                                                          ===========   ===========  ===========

       LIABILITIES AND NET INVESTMENT BY IMATION

Current liabilities:
   Accounts payable                                                       $     3,720   $     3,944  $     3,394
   Accrued payroll                                                                212           557          636
   Other current liabilities                                                      919         1,332        1,474
                                                                          -----------   -----------  -----------
       Total current liabilities                                                4,851         5,833        5,504

Other liabilities                                                                 753           762          953

Commitments and contingencies

Net investment by Imation                                                      32,683        33,553       40,401
                                                                          -----------   -----------  -----------
       Total liabilities and net investment by Imation                    $    38,287   $    40,148  $    46,858
                                                                          ===========   ===========  ===========



                 The accompanying notes to financial statements
                    are an integral part of these statements.

CD-ROM SERVICES BUSINESS OF IMATION CORP.
STATEMENTS OF OPERATIONS
(IN THOUSANDS)
-------------------------------------------------------------------------------

                                                    SIX MONTHS ENDED                       YEARS ENDED
                                                            JUNE 30,                       DECEMBER 31,
                                                 ------------------------  --------------------------------------
                                                      1998         1997         1997         1996         1995
                                                         (UNAUDITED)

Net revenues                                     $    32,854  $    28,496  $    61,882  $    56,602  $    47,735
Cost of good sold                                     25,439       23,667       49,410       43,526       33,934
                                                 -----------  -----------  -----------  -----------  -----------
       Gross profit                                    7,415        4,829       12,472       13,076       13,801

Operating expenses:
   Selling, general and administrative                 4,442        5,536       11,203       11,371        9,718
   Research and development                              100        1,021        1,407        1,100          900
                                                 -----------  -----------  -----------  -----------  -----------
                                                       4,542        6,557       12,610       12,471       10,618

Operating income (loss)                                2,873       (1,728)        (138)         605        3,183
Other, primarily foreign currency
   gains and losses                                     (115)        (347)        (453)         (45)           2
                                                 -----------  -----------  -----------  -----------  -----------

Income (loss) before tax                               2,988       (1,381)         315          650        3,181
Income tax provision (benefit)                         1,186         (535)         106          408        1,368
                                                 -----------  -----------  -----------  -----------  -----------

Net income (loss)                                $     1,802  $      (846) $       209  $       242  $     1,813
                                                 ===========  ===========  ===========  ===========  ===========

                 The accompanying notes to financial statements
                    are an integral part of these statements.

CD-ROM SERVICES BUSINESS OF IMATION CORP.
STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
-------------------------------------------------------------------------------

                                                   SIX MONTHS ENDED                         YEARS ENDED
                                                            JUNE 30,                        DECEMBER 31,
                                                 ------------------------     ----------------------------------
                                                      1998         1997          1997         1996         1995
                                                         (UNAUDITED)

Cash flows from operating activities:
   Net income (loss)                             $     1,802  $      (846) $       209  $       242  $     1,813
   Non-cash items included in net
     income (loss):
     Depreciation                                      5,419        4,556        9,151        7,567        5,532
     Deferred income taxes                              (342)        (327)        (652)      (1,057)        (453)
Changes in operating assets and liabilities:
     Accounts receivable                              (2,125)       1,114          307       (1,664)         773
     Inventories                                        (253)         559          568          293         (316)
     Other current assets                               (344)          38           76          261         (464)
     Accounts payable and accrued
       liabilities                                      (991)         334          667        1,570          328
                                                 -----------  -----------  -----------  -----------  -----------
         Net cash provided by operating
           activities                                  3,166        5,428       10,326        7,212        7,213

Cash flow from investing activities:
   Capital expenditures                                 (494)      (1,615)      (3,269)      (8,550)     (17,316)
                                                 -----------  -----------  -----------  -----------  -----------
         Net cash used in investing
           activities                                   (494)      (1,615)      (3,269)      (8,550)     (17,316)

Cash flows from financing activities:
   Net cash (paid to) received from Imation           (2,672)      (3,813)      (7,057)       1,338       10,103
                                                 -----------  -----------  -----------  -----------  -----------

Net change in cash and equivalents               $        -   $        -   $        -   $        -   $        -
                                                 ===========  ===========  ===========  ===========  ===========



                 The accompanying notes to financial statements
                    are an integral part of these statements.

CD-ROM SERVICES BUSINESS OF IMATION CORP.
NOTES TO FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
------------------------------------------------------------------------------


1.     BACKGROUND AND BASIS OF PRESENTATION

       BACKGROUND
       The CD-ROM Services Business of Imation Corp. (the "Business") provides CD-ROM disc production services including mastering and replication, packaging and kitting, distribution and total project management primarily to OEM computer manufacturers. The Business has manufacturing facilities in Fremont, California; Menomonie, Wisconsin; and Breda, The Netherlands.

       The Business is an operating unit of Imation Corp. ("Imation"). Imation supplies a variety of products and services worldwide to the imaging and information industry. The businesses comprising Imation, including the Business, were operating units of Minnesota Mining and Manufacturing Company ("3M") until July 1, 1996. On July 1, 1996, 3M spun off Imation as an independent, publicly owned company. This transaction was effected through the distribution of shares of Imation to 3M shareholders effective on July 1, 1996 (the "Distribution"). 3M and Imation entered into a number of agreements to facilitate the Distribution and the transition of Imation to an independent business enterprise.

       On July 29, 1998, Imation entered into an agreement with Metatec Corporation ("Metatec") such that Metatec would purchase substantially all of the assets the Business and assume certain liabilities of the Business under the terms of the agreement. As part of the agreement, Metatec would also purchase certain DVD-ROM assets from Imation which are not considered part of the Business.

       BASIS OF PRESENTATION
       The financial statements have been prepared by Imation's management in accordance with generally accepted accounting principles and include such estimates and adjustments as deemed necessary to present fairly the financial position, results of operations and cash flows of the Business as of and for the periods presented. The financial statements include substantially all of the assets, liabilities, revenues and expenses that were directly related to the Business previously included in Imation's consolidated financial statements. Regardless of the allocation of these assets and liabilities, however, the statements of operations of the Business are intended to include all of the related costs of doing business including an allocation of certain general corporate expenses of Imation which were not directly related to the Business. These costs include corporate logistics, corporate research and development, information technologies, finance, legal and corporate executives. These allocations were based on a variety of factors including, for example, personnel, space, time and effort, and sales volume.
       Management believes these allocations were made on a reasonable basis.

       Imation (post-Distribution) and 3M (pre-Distribution) use a centralized approach to cash management and the financing of their operations. As a result, cash and equivalents, debt and related investment income and expense were not allocated to the Business in the financial statements. The Business' financing requirements are represented by cash transactions with Imation and are reflected in the "Net Investment by Imation" account (see Note 5). Certain assets and liabilities of Imation, such as certain employee benefit and income tax-related balances have not been allocated to the Business and are included in the Net Investment by Imation account. Activity in the Net Investment by Imation equity account relates to net cash flows of the Business as well as changes in the assets and liabilities not allocated to the Business.

CD-ROM SERVICES BUSINESS OF IMATION CORP.
NOTES TO FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
------------------------------------------------------------------------------



       The financial information included herein may not necessarily be indicative of the financial position, results of operations or cash flows of the Business in the future or what the financial position, results of operations or cash flows would have been if the Business had been a separate, independent company during the periods presented.


2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       INTERIM FINANCIAL DATA (UNAUDITED)
       The financial information presented as of June 30, 1998 and for each of the six month periods ended June 30, 1998 and 1997, including that set forth in the notes to financial statements, is unaudited. In the opinion of management, this financial information reflects the adjustments necessary for a fair presentation of the financial information for such periods. These adjustments consist of normal, recurring items. The results of operations for the six month period ended June 30, 1998 should not necessarily be taken as indicative of the results of operations that may be expected for the entire year 1998.

       USE OF ESTIMATES
       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Principal areas requiring the use of estimates include: the allocation of financial statement amounts between the Business and Imation, determination of allowances for uncollectible accounts receivable and obsolete/excess inventories, and assessments of the recoverability of deferred tax assets and certain long-lived assets.

       FOREIGN CURRENCY TRANSLATION
       The functional currency of the foreign operations is the U.S. dollar. Certain financial statement amounts are carried at historical dollar balances, with all other assets and liabilities denominated in foreign currencies translated at year-end exchange rates. These translation adjustments are reflected in the results of operations.

       FAIR VALUE DISCLOSURE OF FINANCIAL INSTRUMENTS
       The Business' financial instruments consist of short-term trade receivables and payables for which their current carrying amounts approximate fair market value.

       INVENTORIES
       Inventories are stated at the lower of cost or market, with cost generally determined on a first-in first-out basis.

       PROPERTY, PLANT AND EQUIPMENT
       Property, plant and equipment are recorded at cost. Plant and equipment are depreciated on a straight-line basis over their estimated useful lives of three to twenty-five years. Maintenance and repairs are expensed as incurred. Periodic reviews for impairment of the carrying value of property, plant and equipment are made based on undiscounted future cash flows.

CD-ROM SERVICES BUSINESS OF IMATION CORP.
NOTES TO FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
------------------------------------------------------------------------------



       REVENUE RECOGNITION
       Revenue is recognized upon shipment of goods to customers.

       CONCENTRATIONS OF CREDIT RISK
       The Business sells products to a number of customers around the world and performs ongoing credit evaluations of its customers' financial condition, and therefore believes there is no material concentration of credit risk.

       RESEARCH AND DEVELOPMENT COSTS
       Research and development costs are charged to expense as incurred.

       ADVERTISING COSTS
       Advertising costs are charged to expense as incurred and totaled $1,055, $712 and $246 in 1997, 1996 and 1995, respectively.

       INCOME TAXES
       As an operating unit within Imation, the Business does not file separate tax returns but rather is included in the income tax returns filed by Imation and its subsidiaries in various domestic and foreign jurisdictions. For purposes of the financial statements, the Business' allocated share of Imation's income tax provision and other tax attributes, such as net operating losses, were based on the "separate return" method accounted for under the liability method in accordance with Statement of Financial Accounting Standards No. 109 ("SFAS No. 109"), "Accounting for Income Taxes." Accrued current income taxes for the Business' operations is included in the Net Investment by Imation equity account because Imation pays all taxes and receives all tax refunds on the Business' behalf. Deferred tax assets and liabilities are determined based on the differences between the financial statement and tax bases of assets and liabilities reduced by valuation allowances as necessary. For purposes of these financial statements, the utilization of net operating losses is recognized on a separate return basis.

CD-ROM SERVICES BUSINESS OF IMATION CORP.
NOTES TO FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
------------------------------------------------------------------------------



3.     SUPPLEMENTAL BALANCE SHEET INFORMATION

                                                                           JUNE 30,            DECEMBER 31,
                                                                              1998           1997         1996
                                                                        (UNAUDITED)
       Accounts receivable:
         Accounts receivable                                              $    13,495   $    11,278  $    11,751
         Less allowances                                                          782           690          856
                                                                          -----------   -----------  -----------
                                                                          $    12,713   $    10,588  $    10,895
                                                                          ===========   ===========  ===========

       Inventories:
         Finished goods                                                   $       627   $       588  $       443
         Raw materials and supplies                                             1,535         1,321        2,034
                                                                          -----------   -----------  -----------
                                                                          $     2,162   $     1,909  $     2,477
                                                                          ===========   ===========  ===========

       Other current assets:
         Deferred taxes                                                   $       427   $       325  $       363
         Other                                                                    591           247          323
                                                                          -----------   -----------  -----------
                                                                          $     1,018   $       572  $       686
                                                                          ===========   ===========  ===========

       Property, plant and equipment:
         Leasehold improvements                                           $     6,969   $     6,919  $     5,267
         Machinery and equipment                                               56,930        56,447       50,002
         Construction in progress                                                                39        4,906
                                                                          -----------   -----------  -----------
                                                                               63,899        63,405       60,175
         Less accumulated depreciation                                         41,906        36,487       27,375
                                                                          -----------   -----------  -----------
                                                                          $    21,993   $    26,918  $    32,800
                                                                          ===========   ===========  ===========

       Other current liabilities:
         Accrued license fees                                             $       148   $       217  $       339
         Other                                                                    771         1,115        1,135
                                                                          -----------   -----------  -----------
                                                                          $       919   $     1,332  $     1,474
                                                                          ===========   ===========  ===========

       Other liabilities:
         Deferred taxes                                                                              $       529
         Other                                                            $       753   $       762          424
                                                                          -----------   -----------  -----------
                                                                          $       753   $       762  $       953
                                                                          ===========   ===========  ===========

CD-ROM SERVICES BUSINESS OF IMATION CORP.
NOTES TO FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
------------------------------------------------------------------------------


4.     INCOME TAXES

                                                                                1997          1996          1995
       Income (loss) before tax:
         United States                                                     $       (79)  $    3,605    $   5,100
         International                                                             394       (2,955)      (1,919)
                                                                           -----------   ----------    ---------
              Total                                                        $       315   $      650    $   3,181
                                                                           ===========   ==========    =========

       Income tax provision (benefit):
         Currently payable:
           Federal                                                         $       664   $    1,282    $   1,593
           State                                                                    94          183          228

         Deferred:
           Federal                                                                (691)         (20)         193
           State                                                                   (99)          (3)          27
           International                                                           138       (1,034)        (673)
                                                                           -----------   ----------    ---------
                Total                                                      $       106   $      408    $   1,368
                                                                           ===========   ==========    =========


                                                                                1997         1996
       Components of net deferred tax assets and liabilities:
         Receivables                                                       $       257   $      343
         Inventories                                                                 5           20
         Property, plant and equipment                                          (1,407)      (2,235)
         Accrued liabilities                                                        63
         Net operating loss carryforward                                         1,568        1,706
                                                                           -----------   ----------
              Net deferred tax asset (liability)                           $       486   $     (166)
                                                                           ===========   ==========


       Management believes the Business will generate sufficient taxable income in future periods to recover fully the Business' deferred tax assets.

                                                                                1997          1996          1995

       Reconciliation of effective income tax rate:
         Tax at statutory United States tax rate                           $       110   $      228    $   1,113
         State income taxes, net of federal benefit                                 (3)         117          166
         Other                                                                      (1)          63           89
                                                                           -----------   ----------    ---------
              Income tax provision                                         $       106   $      408    $   1,368
                                                                           ===========   ==========    =========


       The Business has net operating loss (NOL) carryforwards of approximately $4,500 at December 31, 1997 which will be available to offset taxable income of the Business' operations in the Netherlands in future years. The NOL carryforward can be carried forward indefinitely. During 1997, the Business utilized approximately $394 of the NOL carryforward.

CD-ROM SERVICES BUSINESS OF IMATION CORP.
NOTES TO FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
------------------------------------------------------------------------------


5.     EQUITY

       Changes in equity during each of the years ended December 31 were as follows:

                                                                                                          NET
                                                                                                   INVESTMENT
                                                                                                   BY IMATION

       Balance at December 31, 1994                                                                 $    26,905
         Net income                                                                                       1,813
         Net amount received from Imation                                                                10,103
                                                                                                    -----------
       Balance at December 31, 1995                                                                      38,821
         Net income                                                                                         242
         Net amount received from Imation                                                                 1,338
                                                                                                    -----------
       Balance at December 31, 1996                                                                      40,401
         Net income                                                                                         209
         Net amount paid to Imation                                                                      (7,057)
                                                                                                    -----------
       Balance at December 31, 1997                                                                 $    33,553
                                                                                                    ===========

       The Business had no adjustments to net income or loss in the periods presented to arrive at comprehensive income or loss pursuant to SFAS No. 130 "Reporting Comprehensive Income."


6.     SEGMENT INFORMATION

       The Business operates in one industry segment, the production of CD-ROM products on a made-to-order basis for the distribution of data and software to the personal computer and mid-range markets. Geographic information in the table below is presented on the same basis utilized by the Business to manage its business. Export sales and certain income and expense items are reported in the geographic area where the final sale to customers is made, rather than where the transaction originates.

                                                                            UNITED                       TOTAL
                                                                            STATES       EUROPE         BUSINESS

       Net revenues to customers                              1997       $    52,570   $     9,312   $    61,882
                                                              1996            52,900         3,702        56,602
                                                              1995            47,600           135        47,735

       Operating income (loss)                                1997       $       (79)  $       (59)  $      (138)
                                                              1996             3,605        (3,000)          605
                                                              1995             5,100        (1,917)        3,183

       Identifiable assets                                    1997       $    28,188   $    11,960   $    40,148
                                                              1996            37,974         8,884        46,858
                                                              1995            35,510         9,258        44,768

CD-ROM SERVICES BUSINESS OF IMATION CORP.
NOTES TO FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
------------------------------------------------------------------------------


       Effective with year-end 1998 reporting, the Business will be subject to the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No.131 establishes standards for the reporting of operating segment information in both annual reports and interim financial reports issued to stockholders. Management believes that the Business comprises one business segment under the provisions of SFAS No.131.


7.     RETIREMENT PLANS

       Employees of the Business participate in Imation's various non-contributory defined benefit employee pension plans covering substantially all United States employees and certain employees outside the United States. For the Unites States plan, employees are eligible to participate at date of hire and are fully vested after five years of service, including pension service time while employed by 3M. Benefits are based primarily on employees' annual salary and annual interest credits. For plans outside the United States, benefits are based principally on years of service and compensation near retirement. Imation's funding policy is to deposit with a trustee amounts at least equal to those required by law. Pension investments consist primarily of common stocks and fixed-income securities.

       Prior to the Distribution, employees of the Business participated in various 3M-sponsored retirement plans. For United States employees, 3M has retained responsibility for the benefits earned under the 3M plan prior to the Distribution. For plans outside the United States, Imation generally assumed the assets and related liabilities.

       For purposes of these financial statements, all employees are considered to have participated in a multiemployer pension plan as defined in SFAS No. 87, "Employer's Accounting for Pensions." For multiemployer plans, employers are required to recognize, as net pension expense, total contributions due for the period. For periods prior to the Distribution, pension expense was allocated to Imation as part of 3M. Total pension expense was $671, $932 and $948 in 1997, 1996 and 1995, respectively. There were no due and unpaid contributions from the Business at December 31, 1997 and 1996.


8.     EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLANS

       The employees of the Business participate in an Imation sponsored 401(k) retirement savings plan under which eligible United States employees may choose to save up to 15% of eligible compensation on a pre-tax basis, subject to certain IRS limitations. Employee contributions are matched 100% on the first three percent of eligible compensation and 25% on the next three percent of eligible compensation. Imation also sponsors a variable compensation program, in which Imation will contribute up to three percent of eligible employee compensation to employees' 401(k) retirement accounts, depending upon Imation's performance.

       Imation established an Employee Stock Ownership Plan ("ESOP") during 1996 as a cost-effective way of funding employee retirement savings benefits. The ESOP borrowed $50.0 million from Imation in 1996 and used the proceeds to purchase approximately 2.2 million shares of Imation's common stock, with the ESOP shares pledged as collateral for the debt. Imation makes monthly contributions to the ESOP equal to the debt service plus an applicable amount so that the total

CD-ROM SERVICES BUSINESS OF IMATION CORP.
NOTES TO FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
------------------------------------------------------------------------------



       contribution releases a number of shares equal to that required to satisfy Imation's matching requirements. As the debt is repaid, shares are released from collateral and allocated to employee accounts. Imation reports compensation expense equal to the current market price of the shares released.

       Prior to July 1, 1996, United States employees of the Business participated in a 3M-sponsored employee savings plan under Section 401(k) of the Internal Revenue Code. 3M matched employee contributions of up to six percent of compensation at rates ranging from 35 to 85 percent depending upon financial performance. Total expense related to employee savings and stock ownership plans was $345, $252 and $216 in 1997, 1996 and 1995, respectively.


9.     EMPLOYEE STOCK PLANS

       Certain of the Business employees participate in the Imation 1996 Employee Stock Incentive Program (the "Employee Plan"). The Employee Plan was approved and adopted by 3M on June 18, 1996, as the sole stockholder of Imation and became effective on July 1, 1996, at Distribution. The total number of shares of common stock that may be issued or awarded under the Employee Plan may not exceed 6,000,000. All shares subject to awards under the Employee Plan that are forfeited or terminated will be available again for issuance pursuant to awards under the Employee Plan. Grant prices are equal to the fair market value of Imation's common stock at date of grant. The options normally have a term of ten years and generally become exercisable from one to five years after grant date.

       As part of 3M, certain employees of Imation, including those involved with the Business, were granted stock options prior to the Distribution to purchase 3M common stock. Options granted to employees of the Business were under 3M's General Employee Stock Purchase Plan and 3M's Management Stock Option Plan. As part of the Distribution, options granted to the employees of the Business, while part of 3M, have not been converted to options to purchase shares of Imation common stock.

       The Business adopted SFAS No. 123, "Accounting for Stock Based Compensation," in 1997. As permitted by SFAS No. 123, the Business will continue to measure compensation cost in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." If the fair value of options granted had been recognized as compensation expense on a straight-line basis over the vesting periods in accordance with the provisions of SFAS No. 123, pro forma net income in 1997, 1996 and 1995 would have been $133, $86 and $32 lower, respectively. The stock options were allocated to the Business based upon specific identification of the employees of the Business.

       The weighted average fair values at date of grant for options granted by Imation to employees of the Business in 1997 and 1996 were $9.55 and $8.96, respectively. The weighted average fair value at the date of grant for options granted to Imation employees while part of 3M in 1995 was $8.60.

       The fair values at date of grant were estimated using the Black-Scholes option pricing model with the following weighted average assumptions (1995 grants reflect 3M assumptions):

                                                                            1997          1996          1995
       Volatility                                                         40.00%        40.00%         40.00%
       Risk free interest rate                                             6.47%         6.38%          5.90%
       Expected life (months)                                                 52            49            66
       Dividend growth                                                      Zero          Zero          Zero


10.    COMMITMENTS AND CONTINGENCIES

       The Business is the subject of various pending or threatened legal actions and other claims in the ordinary course of its business. All such matters are subject to many uncertainties and outcomes that are not predictable with assurance. Management believes that the outcome of any such uncertainties would not be material to the Business' financial position, results of operations or cash flows.

       Substantially all of the Business' assets are included as collateral pursuant to Imation's revolving credit facility. The collateralization of the Business' assets expires January 5, 1999.

       The Business has non-cancelable operating leases for warehouse, manufacturing and office facilities with terms ranging from one to six years. Future minimum lease rentals under such leases were approximately as follows as of December 31, 1997:

              1998                                    $       708
              1999                                            638
              2000                                            552
              2001                                            508
              2002                                            459
              Thereafter                                      186
                                                      -----------
                                                      $     3,051
                                                      ===========


       Rental expense under all leases for the years ended December 31, 1997, 1996 and 1995 approximated $618, $996 and $1,251, respectively.

(b)      Pro Forma Financial Information.

         On September 11, 1998, the Company, through its wholly owned subsidiaries, Metatec Acquisition Corp., an Ohio corporation, and Metatec International B.V., a Netherlands corporation, purchased substantially all of the assets used in the CD-ROM services business (the "CD-ROM Services Business") of Imation Corp., a Delaware corporation ("Imation"), Imation International B.V., a Netherlands corporation, and Imation Enterprises Corp., a Delaware corporation, pursuant to an Asset Purchase Agreement dated July 29, 1998 (the "Purchase Agreement"), among such parties.

         The following unaudited condensed pro forma combined balance sheet at June 30, 1998, and combined statements of earnings for the year ended December 31, 1997 and six-month period ended June 30, 1998, give effect to the purchase of the CD-ROM Services Business of Imation. The unaudited pro forma financial statements are not necessarily indicative of the results which would have been obtained had the transaction occurred at January 1, 1997, nor are they necessary indicative of future results. The pro forma information should be read in conjunction with: the accompanying notes to unaudited condensed pro forma combined financial statements; the audited annual and unaudited interim financial statements of the CD-ROM Services Business of Imation included elsewhere in this Form 8-K/A; the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1998.

ITEM VII.  FINANCIAL STATEMENTS & EXHIBITS
(B) PRO FORMA FINANCIAL STATEMENTS

METATEC CORPORATION & SUBSIDIARIES
CONDENSED PRO FORMA COMBINED BALANCE SHEETS (UNAUDITED)
                                                                                         June 30, 1998
                                                                                         -------------
                                                                              Imation - CD Rom     Pro Forma
                                                               Metatec Corp   Services Business   Adjustments     Pro Forma Results
                                                               ------------   -----------------   -----------     -----------------
ASSETS

Current assets:
   Cash and cash equivalents                                    $   344,717      $     --         $                  $   344,717
   Accounts receivable, net of allowance for doubtful
     accounts of $309,000                                         8,137,497       12,713,000                          20,850,497
   Inventory                                                      1,354,551        2,162,000                           3,516,551
   Other Current Assets                                           1,106,261        1,419,000        (1,419,000)(1)     1,106,261
                                                                -----------      -----------      ------------       -----------
      Total current assets                                       10,943,026       16,294,000        (1,419,000)       25,818,026

Long-term note receivable, less current portion                     179,633                                              179,633

Property, plant and equipment - net                              41,071,124       21,993,000       (11,214,939)(1)    51,849,185

Goodwill - net                                                    3,021,664             --          18,025,184 (1)    21,046,848
                                                                -----------      -----------      ------------       -----------

TOTAL ASSETS                                                    $55,215,447      $38,287,000      $  5,391,245       $98,893,692
                                                                ===========      ===========      ============       ===========

LIABILITIES & SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                             $ 2,359,649      $ 3,720,000      $(3,720,000)(1)    $ 2,359,649
   Accrued royalties                                              1,043,625                         1,803,245 (2)      1,803,245
                                                                                                                       1,043,625
   Other current liabilities                                      2,981,867        1,131,000       (1,131,000)(1)      2,981,867
                                                                -----------      -----------      ------------       -----------
      Total current liabilities                                   6,385,141        4,851,000       (3,047,755)         8,188,386

Long-term debt and capital lease obligations,
  less current maturities                                         6,036,674                        41,875,000 (3)     47,911,674
Other long-term liabilities                                       1,321,472          753,000         (753,000)(1)      1,321,472
  Total liabilities                                              13,743,287        5,604,000       38,074,245         57,421,532
                                                                -----------      -----------      ------------       -----------

Shareholders' equity:
  Common stock, $.10 par value; authorized
    10,083,500 shares; issued 1998 - 7,118,479 shares               711,848                                              711,848
  Additional paid-in capital                                     34,116,325                                           34,116,325
  Retained earnings                                              12,436,522       32,683,000       (32,683,000)(1)    12,436,522
  Treasury stock, at cost; 1998 - 1,075,255 shares               (5,792,535)                                          (5,792,535)
                                                                -----------      -----------      ------------       -----------
    Total shareholders' equity                                   41,472,160       32,683,000       (32,683,000)       41,472,160
                                                                -----------      -----------      ------------       -----------

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY                        $55,215,447      $38,287,000      $  5,391,245       $98,893,692
                                                                ===========      ===========      ============       ===========

See explanatory notes to condensed combined unaudited pro forma financial statements.

METATEC CORPORATION & SUBSIDIARIES
CONDENSED PRO FORMA COMBINED STATEMENTS OF EARNINGS (UNAUDITED)
                                                                          Year Ended December 31, 1997
                                                                          ----------------------------
                                                                    Imation - CD Rom
                                                     Metatec Corp   Services Business  Pro Forma Adjustments  Pro Forma Results
                                                     ------------   -----------------  ---------------------  -----------------
NET SALES                                            $48,933,634        $61,882,000        $         0           $110,815,634

Cost of sales                                         33,815,791         49,410,000         (6,456,485)(4)         76,769,306
                                                     -----------        -----------        -----------           ------------

Gross profit                                          15,117,843         12,472,000          6,456,485             34,046,328

Selling, general and administrative expenses          13,974,357         12,610,000           (205,321)(5)         26,379,036
Restructuring expenses                                   206,000                  0                  0                206,000
                                                     -----------        -----------        -----------           ------------

OPERATING EARNINGS                                       937,486           (138,000)         6,661,806              7,461,292

Other income and (expense):
        Investment income                                 49,459                  0                  0                 49,459
        Other - net                                      127,329            453,000                  0                580,329
        Interest expense                                 (73,740)                 0         (2,870,000)(6)         (2,943,740)
                                                     -----------        -----------        -----------           ------------

EARNINGS BEFORE INCOME TAXES                           1,040,534            315,000          3,791,806              5,147,340

Income taxes                                             549,000            106,000          1,661,000              2,316,000
                                                     -----------        -----------        -----------           ------------

NET EARNINGS                                         $   491,534        $   209,000        $ 2,130,806           $  2,831,340
                                                     ===========        ===========        ===========           ============

NET EARNINGS PER COMMON SHARE:
  Basic                                              $      0.07        $      0.03        $      0.31           $       0.42
                                                     ===========        ===========        ===========           ============
  Diluted                                            $      0.07        $      0.03        $      0.30           $       0.39
                                                     ===========        ===========        ===========           ============

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
  Basic                                                6,791,836          6,791,836          6,791,836              6,791,836
                                                     ===========        ===========        ===========           ============
  Diluted                                              7,189,266          7,189,266          7,189,266              7,189,266
                                                     ===========        ===========        ===========           ============


See explanatory notes to condensed combined unaudited pro forma financial statements.

METATEC CORPORATION & SUBSIDIARIES
CONDENSED PRO FORMA COMBINED STATEMENTS OF EARNINGS (UNAUDITED)
                                                                              Six Months Ended June 30, 1998
                                                                              ------------------------------
                                                                      Imation - CD Rom
                                                        Metatec Corp  Services Business  Pro Forma Adjustments    Pro Forma Results
                                                        ------------  -----------------  ---------------------    -----------------
NET SALES                                               $28,802,117      $32,854,000          $         0           $61,656,117

Cost of sales                                            19,028,536       25,439,000           (4,071,742)(4)        40,395,794
                                                        -----------      -----------          -----------           -----------

Gross profit                                              9,773,581        7,415,000            4,071,742            21,260,323

Selling, general and administrative expenses              7,885,407        4,542,000              500,839 (5)        12,928,246
Restructuring expenses                                            0                0                    0                     0
                                                        -----------      -----------          -----------           -----------

OPERATING EARNINGS                                        1,888,174        2,873,000            3,570,903             8,332,077

Other income and (expense):
        Investment income                                    24,980                0                    0                24,980
        Other - net                                         149,358          115,000                    0               264,358
        Interest expense                                   (138,767)               0           (1,435,000)(6)        (1,573,767)
                                                        -----------      -----------          -----------           -----------

EARNINGS BEFORE INCOME TAXES                              1,923,745        2,988,000            2,135,903             7,047,648

Income taxes                                                870,000        1,186,000            1,115,000 (7)         3,171,000
                                                        -----------      -----------          -----------           -----------

NET  EARNINGS                                           $ 1,053,745      $ 1,802,000          $ 1,020,903           $ 3,876,648
                                                        ===========      ===========          ===========           ===========

NET EARNINGS  PER COMMON SHARE:
  Basic                                                 $      0.17      $      0.30          $      0.17           $      0.64
                                                        ===========      ===========          ===========           ===========
  Diluted                                               $      0.17      $      0.29          $      0.17           $      0.63
                                                        ===========      ===========          ===========           ===========

WEIGHTED  AVERAGE  NUMBER  OF  SHARES  OUTSTANDING:
  Basic                                                   6,055,008        6,055,008            6,055,008             6,055,008
                                                        ===========      ===========          ===========           ===========
  Diluted                                                 6,110,375        6,110,375            6,110,375             6,110,375
                                                        ===========      ===========          ===========           ===========

See explanatory notes to condensed combined unaudited pro forma financial statements.

METATEC CORPORATION & SUBSIDIARIES

Explanatory Notes to the Condensed Pro Forma Combined Financial Statements
--------------------------------------------------------------------------
(unaudited) adjustments:
------------------------

(1) Adjust Imation balance sheet items to fair value and record goodwill.

(2) Adjust accounts payable for transaction expenses not yet paid

(3) Debt incurred at closing.

(4) Depreciation expense adjusted due to write down of assets.

(5) Eliminated research & development expense of $1,407,000 in 1997, and $100,000 during the six months ended June 30, 1998 from Imation's CD-ROM Services Business. Goodwill amortization added.

(6) Interest expense on average of $41,000,000 debt, with average interest rate of 7%.

(7) Income taxes adjusted to statutory rate of 45%.

(c)      Exhibits.

Exhibit
No.               Description of Exhibit
---               ----------------------
(2)               Asset Purchase Agreement dated July 29, 1998, among Metatec
                  Corporation, Metatec Acquisition Corp., Metatec International
                  B.V., Imation Corp., Imation International B.V., and Imation
                  Enterprises Corp.

10(a)             Loan Agreement dated September 11, 1998 among Metatec
                  Corporation, Bank One, NA, The Huntington National Bank, other financial institutions from time to time party thereto, as banks, and The Huntington National Bank, as administrative agent for the banks.

23                Consent of PriceWaterhouseCoopers LLP

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     METATEC CORPORATION

Date:  November 25, 1998                             By /s/ Jeffrey M. Wilkins
                                                        ------------------------
                                                        Jeffrey M. Wilkins
                                                        Chief Executive Officer

                                                    EXHIBIT INDEX
--------------------------------------------------------------------------------------------------------------------
                                                                                    If Incorporated by Reference,
                                                                                    Document with which Exhibit was
Exhibit No.       Description of Exhibit                                            Previously Filed with SEC
--------------------------------------------------------------------------------------------------------------------
2                 Asset Purchase Agreement dated July 29, 1998, among Metatec       Current Report on Form 8-K dated
                  Corporation, Metatec Acquisition Corp., Metatec International     September 11, 1998
                  B.V., Imation Corp., Imation International B.V., and Imation
                  Enterprises Corp.
--------------------------------------------------------------------------------------------------------------------
10(a)             Loan Agreement dated September 11, 1998 among Metatec             Current Report on Form 8-K dated
                  Corporation, Bank One, NA, The Huntington National Bank, other    September 11, 1998
                  financial institutions from time to time party thereto, as banks, and The Huntington National Bank, as administrative agent for the banks.
--------------------------------------------------------------------------------------------------------------------
23                Consent of PricewaterhouseCoopers LLP                             Contained herein
--------------------------------------------------------------------------------------------------------------------